Exhibit 99.1

NanoVibronix Announces Distribution of Series F Preferred Stock to Holders of its Common Stock

September 14, 2022

ELMSFORD, N.Y., September 14, 2022 – NanoVibronix, Inc. (NASDAQ: NAOV) (“Nano” or the “Company”), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (SAW) technology, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series F Preferred Stock, par value $0.001 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on October 14, 2022. The shares of Series F Preferred Stock will be distributed to such recipients at 5:00 p.m. Eastern Time on October 17, 2022. The outstanding shares of Series F Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series F Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series F Preferred Stock).

All shares of Series F Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series F Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation effecting the reverse stock split at such meeting.

The Series F Preferred Stock will be uncertificated, and no shares of Series F Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series F Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series F Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results; (iv) inability to secure regulatory approvals for the sale of our products; (v) intense competition in the medical device industry from much larger, multinational companies; (vi) product liability claims; (vii) product malfunctions; (viii) our limited manufacturing capabilities and reliance on subcontractor assistance; (ix) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (x) our ability to successfully obtain and maintain intellectual property protection covering our products; (xi) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xii) our reliance on single suppliers for certain product components, (xiii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiv) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.